Exhibit 10.19

ADDENDUM AND MODIFICATION
TO
PURCHASE AGREEMENT

This Addendum and Modification to the Purchase Agreement (this "Addendum") is made and entered into as of December 31, 2012 (the "Effective Date") by and among UMED Holdings, Inc., a Texas corporation ("UMED") and Rig Support Services, Inc., a Texas corporation ("Rig Support").

RECITALS

A.
UMED and Rig Support are parties to that certain Purchase Agreement with a Signature Date of February 23, 2013. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

B.	The parties to this Addendum desire to supplement and modify certain provisions of the Purchase Agreement as set forth herein.

For good and valuable consideration, the receipt, adequacy, sufficiency, and delivery of which are hereby acknowledged, the parties hereto agree to supplement and modify the Purchase Agreement as follows:

AGREEMENT

1. Purchase Option in Section IB. UMED hereby exercises its option to acquire the remaining 50% interest in Rig Support with the consent of a majority of Rig Support's board and shareholders. UMED and Rig Support agree that the terms of UMED's purchase of the remaining 50% interest in Rig Support shall be revised to the following;

a.
UMED shall issue 750,000 shares of its restricted, common stock (inclusive of the 500,000 shares agreed to in the Purchase Agreement) to Ryan Wester with the execution of this Addendum and Modification to Purchase Agreement.

b.
UMED shall issue 250,000 shares of its restricted common stock to Ryan Wester when Rig Support reaches 5 signed contracts (with a minimum term of 12 months) with either operator or contractor companies and have received an initial payment from each.

c.	UMED shall issue 1,000,000 shares of its restricted common stock to Ryan Wester when Rig Support reaches $2,500,000 in EBITDA.

d.	UMED shall issue 1,500,000 shares of its restricted common stock to Ryan Wester when Rig Support reaches $5,000,000 in EBITDA.

e.	UMED shall issue 2,000,000 shares of its restricted common stock to Ryan Wester when Rig Support reaches $12,500,000 in EBITDA.

f.	UMED shall issue 3,000,000 shares of its restricted common stock to Ryan Wester when Rig Support reaches $25,000,000 in EBITDA.

g.
All shares issued will fall under Rule 144 and be restricted for a period of one year until UMED becomes a fully reporting company, at which time the shares will be eligible for a 6 month holding period.

h.	The shares to be issued by this Addendum and Modification to the Purchase Agreement shall only be issuable by UMED as long as Ryan Wester is employed by Rig Support.

2. Employment Agreements. Rig Support will enter into an employment agreement with Ryan Wester to begin February 25, 2013.

3.      Acknowledgment of Representation. The parties acknowledge that they have been advised to consult and that they have consulted an attorney of their choice regarding this Addendum. The parties acknowledge that they fully understand this Addendum and the effect of signing the Addendum. Each party represents that it has board approval and is free to enter into this Addendum, to perform its obligations under this Addendum and has no agreements that conflict with this Addendum.

4.      Applicable Law; Jurisdiction. This Addendum shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict or choice of law's provisions.

5.      Execution. This Addendum may be executed in counterparts, and each party acknowledges having received one counterpart. Signatures may be exchanged by facsimile or electronic mail (via .pdf), and copies of facsimile or .pdf signatures and the signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. All such counterparts, signature pages, copies and originals shall be deemed to be a part of the same agreement. No party may raise the use of a facsimile machine or electronic mail or the fact that any signature was transmitted through the use of a facsimile machine or electronic mail as a defense to the enforcement of this Addendum. Except as set forth on the signature page hereto, the Other Original Parties are not required to sign this Addendum but shall receive a fully executed copy for their records.

6.         Amendments. No amendment, modification, supplement, termination, consent or waiver of any provision of this Addendum, or consent to any departure therefrom, will be effective unless the same is in writing and is signed by the parties against whom enforcement of the same is sought, with a copy thereof sent to all parties of the Purchase Agreement.

WHEREFORE, the parties hereto have executed this Addendum as of the Effective Date.

UMED HOLDINGS, INC.
By: /s/ Kevin Bentley
Print Name: Kevin Bentley
Title: CEO

Rig Support Services, Inc. By: /s/ Ryan Wester
Print Name: Ryan Wester
Title: Chief Executive Officer